UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 31, 2008

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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  —  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On December 31, 2008, Dell Inc. announced that Mr. Mark Jarvis, Senior Vice President and Chief Marketing Officer, will leave the company during the current fiscal quarter.

On December 31, 2008, Dell Inc. announced that Mr. Michael R. Cannon, President, Global Operations, will leave the company during the current fiscal quarter.

Item 8.01 —  Other Events.

On December 31, 2008, Dell announced it will organize globally around its four major customer segments – large enterprise, public sector, and small and medium businesses, as well as consumer, which is already organized globally. Dell will be re-aligning its internal management and external financial reporting for the new organization structure and will begin reporting on these worldwide businesses once it completes the global reorganization, which is expected to be in the first half of Fiscal 2010.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 -  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press Release issued by Dell Inc., dated December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	December 31, 2008	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Dell Inc., dated December 31, 2008.

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